UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2008

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 28, 2008, Mr. Laban P. Jackson, Jr. informed the Company that he will not stand for re-election at the Company’s 2008 annual shareholders meeting. Mr. Jackson did not cite any disagreement on any matter relating to the Company’s operations, policies or practices.

(d)           On February 28, 2008, the Board of Directors of the Company elected Mr. Albert P. Carey as a director of the Company on the recommendation of the Nominating and Corporate Governance Committee. The Board appointed Mr. Carey to serve on the Audit Committee and the Infrastructure Committee.  Mr. Carey will participate in the standard non-management director compensation arrangements described in the Company’s 2007 proxy statement, modified as described in the Form 8-K filed on August 20, 2007.

The Board also appointed Mr. Brian C. Cornell to serve on the Audit Committee and Infrastructure Committee, effective February 29, 2008.

The Company’s press release announcing this development is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

(e)           On February 28, 2008, the Leadership Development and Compensation Committee approved a (i) Form of Mexico Deferred Share Award, (ii) Form of US Restricted Stock Award and (iii) Form of Canada Deferred Share Award.  These forms will be used to evidence grants of awards made under the Company’s 2005 Omnibus Stock Incentive Plan.  The full text of the form of each award is attached hereto as Exhibits 10.1, 10.2 and 10.3 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Mexico Deferred Share Award
10.2	Form of US Restricted Stock Award
10.3	Form of Canada Deferred Share Award
99.1	Press Release dated February 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, Secretary and
General Counsel

Date:  February 28, 2008

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Mexico Deferred Share Award
10.2	Form of US Restricted Stock Award
10.3	Form of Canada Deferred Share Award
99.1	Press Release dated February 28, 2008